Exhibit 10.4

                                  PHILLIP WISE

                              EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is made and entered into as of the 1st day of March, 2001 (the "Effective Date"), by and between FIRST NATIONAL BANK OF DECATUR, a national banking association with its main office located in Decatur, Illinois (the "Bank"), MAIN STREET TRUST, INC., an Illinois corporation ("Main Street"), FIRSTECH, INC., a Delaware corporation ("FirsTech") and PHILLIP WISE ("Phil").

                                    RECITALS

A.   Phil has served as the President of the Bank since the Effective Date.

B.   The Bank is wholly owned subsidiary of Main Street.

C. Phil has served as an executive vice president of Main Street since the Effective Date.

D. Main Street, the Bank and Phil have made commitments to each other on a variety of important issues concerning his employment, including the performance that will be expected of him, the compensation that he will be paid, how long and under what circumstances he will remain employed, and the financial details relating to any decision that either Phil, Main Street or the Bank might ever make to terminate this Agreement.

E. Main Street, the Bank and Phil believe that the commitments they have made to each other should be memorialized in writing, and that is the purpose of this Agreement.

THEREFORE, Main Street, the Bank and Phil agree as follows:

                                   AGREEMENTS

Section 1. Employment. For purposes of this Agreement the term "Employer" shall mean the Bank through September 30, 2001 and shall mean Main Street after September 30, 2001. The Employer agrees to employ Phil, and Phil agrees to serve the Employer, in accordance with the terms of this Agreement.

(a) Positions. Subject to the terms of this Agreement, until September 30, 2001 the Bank agrees to employ Phil as the President of the Bank and Main Street agrees to employ Phil as an executive vice president, upon which date Main Street agrees to continue to employ Phil as an executive vice president and the Bank agrees to employ him as Chairman and FirsTech agrees to employ him as Chairman. Subject to the terms of this Agreement, Phil agrees to serve in the positions set forth above.

(b) Duties. Phil's duties, authority and responsibilities in the positions set forth in subsection (a) above include all duties, authority and responsibilities customarily held by such officers of comparable banks and companies, subject always to the charter and bylaw provisions and the policies of the Bank, Main Street and FirsTech and the directions of their respective Board of Directors. For purposes of this Agreement, the "Board" shall mean the Board of Directors of Main Street.

(c) Care and Loyalty. Phil will devote his best efforts and full business time, energy, skills and attention to the business and affairs of Main Street, the Bank and FirsTech, and will faithfully and loyally discharge his duties to Main Street, the Bank and FirsTech.

Section 2. Compensation. The Employer will compensate Phil for his services as follows during the term of this Agreement and his employment hereunder:

(a) Base Compensation. Phil will receive an annual base salary of $145,000 during 2001. The Board will review Phil's base salary annually during the term of this Agreement to determine whether it should be maintained at its existing level or increased. Phil's annual base salary after 2001 will not be lower than his base salary for the immediately preceding year. Notwithstanding anything contained herein to the contrary, Main Street shall be entitled in its sole and absolute discretion to allocate among Main Street, the Bank and FirsTech the amount of base salary payable to Executive.

(b) Performance Bonus. The Employer will consider Phil for a bonus at the end of each year based on performance criteria established by the Board and/or Phil's senior officers and any other factors deemed by the Board to be appropriate. Bonuses will be awarded, if at all, in the sole discretion of the Board.

(c) Profit Sharing Benefit. Phil will receive an annual profit sharing benefit that will range between 5% and 10% of the combined amount of his annual base salary and if applicable, his performance bonus. The Board will decide the exact amount of this benefit annually within that range. The Employer will contribute this benefit for the account of Phil to the Bank's or Main Street's tax-qualified retirement plans and/or any nontax-qualified deferred compensation programs that the Bank or Main Street may elect to establish. All such benefit payments will be determined and governed by the terms of the particular plan or program.

(d) Car Allowance. At the Employer's discretion, the Employer will either (i) pay Phil a car allowance of $400 per month or (ii) provide Phil with a company-owned vehicle, a credit card for gasoline and all necessary maintenance. The car allowance will be subject to annual review by the Board starting in 2001 and will be maintained or increased as the Board deems appropriate. The Employer will also insure Phil's car at the Employer's expense under the Employer's general corporate automobile insurance program.

(e) Club Membership. The Employer expects Phil to entertain clients and prospective clients of Main Street and the Bank at the country club to which he belongs, and thus will reimburse Phil's dues for his country club membership in an amount not to exceed $365 per month. This allowance will be subject to annual review by the Board starting in 2001, and may be maintained or increased as the Board deems appropriate.

(f) Reimbursement of Expenses. The Employer will reimburse Phil for all travel, entertainment and other out-of-pocket expenses that he reasonably and necessarily incurs in the performance of his duties. Phil will document these expenses to the extent necessary to comply with all applicable laws and internal policies.

(g) Other Benefits. Phil will be entitled to participate in all plans and benefits that are now or later made available by Main Street or the Bank to its officers of equal or junior ranking generally.

(h) Vacations. Phil will receive at least 20 days of paid vacation annually, subject to the Employer's general vacation policy.

(i)  Withholding.   Phil   acknowledges  that  the  Employer  may  withhold  any
     applicable federal, state or local withholding or other taxes from payments that become due to him.

Section 3. Term and Termination.

(a) Term and Automatic Renewal. The term of this Agreement and Phil's employment hereunder will be one (1) year commencing as of the Effective Date. This Agreement and the term of Phil's employment hereunder will automatically renew for one (1) additional year on each anniversary of the Effective Date unless this Agreement and Phil's employment hereunder are terminated in accordance with the provisions of this Section 3.

(b) Termination Without Cause. Either the Employer or Phil may terminate this Agreement and Phil's employment hereunder for any reason by delivering written notice of termination to the other party no less than ninety (90) days before the effective date of termination, which date will be specified in the notice of termination. If Phil voluntarily terminates his employment under this Agreement other than pursuant to Sections 3(d) or 3(e), then the Employer shall only be required to pay Phil such base salary as shall have accrued through the effective date of such termination and the Employer shall have no further obligations to Phil.

(c) Termination for Cause. The Employer may terminate this Agreement and Phil's employment hereunder for Cause by delivering written notice of termination to Phil no less than 30 days before the effective date of termination. "Cause" for termination will exist if: (i) Phil engages in one or more unsafe and unsound banking practices or material violations of a law or regulation applicable to Main Street, the Bank or FirsTech, any repeated violations of a policy of Main Street, the Bank or FirsTech after being warned in writing by the Board and/or a senior officer not to violate such policy, any single violation of a policy of Main Street, the Bank or FirsTech if such violation materially and adversely affects the business or affairs of Main Street, the Bank or FirsTech, or a direction or order of the Board and/or one of Phil's senior officers; (ii) Phil engages in a breach of fiduciary duty or act of dishonesty involving the affairs of Main Street, the Bank or FirsTech; (iii) Phil is removed or suspended from banking pursuant to Section 8(e) of the Federal Deposit Insurance Act or any other applicable State or Federal law; (iv) Phil commits a material breach of his obligations under this Agreement; or (v) Phil fails to perform his duties to Main Street, the Bank or FirsTech with the degree of skill, care or competence expected by the Board and/or Phil's senior officers. If Phil's employment is terminated pursuant to this Section 3(c), then the Employer shall only be required to pay Phil such base salary as shall have accrued through the effective date of such termination and the Employer shall have no further obligations to Phil.

(d) Constructive Discharge. If Phil is ever Constructively Discharged, he may terminate this Agreement and his employment hereunder by delivering written notice to the Employer no later than thirty (30) days before the effective date of termination. "Constructive Discharge" means the occurrence of any one or more of the following, without Phil's prior consent: (i) Phil is not reelected to or is removed from the positions set forth in Section 1(a) (other than by promotion to a higher position or positions); provided, however, that removal from his position(s) with FirsTech shall not constitute a Constructive Discharge hereunder; (ii) the Employer fails to vest Phil with or removes from him the duties, responsibilities, authority or resources that he reasonably needs to competently perform his duties;
     (iii) the Employer notifies Phil that it is terminating this Agreement pursuant to Section 3(b); (iv) the Employer changes the primary location of Phil's employment to a place that is more than fifty (50) miles from Decatur, Illinois; or (v) the Employer otherwise commits a material breach of its obligations under this Agreement and fails to cure the breach within thirty (30) days after Phil gives the Employer written notice of the breach.

(e) Termination upon Change of Control. Phil may terminate this Agreement and his employment hereunder for any reason within one (1) year after a Change of Control occurs by delivering written notice of termination to the Employer or its successor no less than thirty (30) days before the effective date of termination. After one year following the Change of Control, Phil may terminate this Agreement and his employment hereunder only in accordance with Section 3(b) or (d).

     (i) A "Change of Control" will be deemed to have occurred if: (A) any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of Main Street; or (B) the individuals who were members of the Board of Directors of Main Street on the Effective Date (the "Current Board Members") cease for any reason (other than the reasons specified in Subsection 3(e)(ii) below) to constitute a majority of the Board of Main Street or its successor; however, if the election or the nomination for election of any new director of Main Street or its successor is approved by a vote of a majority of the individuals who are Current Board Members, such new director shall, for the purposes of this
          Section 3(e)(i), be considered a Current Board Member; or (C) Main Street's stockholders approve (1) a merger or consolidation of Main Street or the Bank and the stockholders of Main Street immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the outstanding securities of Main Street immediately before such merger or consolidation; or (2) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of Main Street or the Bank.

     (ii) Notwithstanding and in lieu of Section 3(e)(i), a Change of Control will not be deemed to have occurred: (A) solely because more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of Main Street are acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of Main Street or the Bank, or (2) any person pursuant to the will or trust of any existing stockholder of Main Street, or who is a member of the immediate family of such stockholder, or (3) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition; or (B) if Phil agrees in writing that the transaction or event in question does not constitute a Change of Control for the purposes of this Agreement.

(f) Termination upon Disability. The Employer will not terminate this Agreement and Phil's employment hereunder if Phil becomes disabled within the meaning of the Employer's then current employee disability program or, at the Employer's election, as determined by a physician selected by the Employer, unless as a result of such disability, Phil is unable to perform his duties with the requisite level of skill and competence for a period of six consecutive months. Thereafter, the Employer may terminate this Agreement for Cause in accordance with Subsection 3(c)(v).

(g) Termination upon Death. This Agreement will terminate if Phil dies during the term of this Agreement, effective on the date of his death. Any payments that are owing to Phil under this Agreement or otherwise at the time of his death will be made to whomever Phil may designate in writing as his beneficiary, or absent such a designation, to the executor or administrator of his estate.

(h) Severance Benefits. Subject to the conditions hereinafter set forth, the Employer will pay severance benefits to Phil as follows:

     (i) If this Agreement and Phil's employment hereunder are terminated by the Employer without Cause pursuant to Section 3(b), or by Phil by reason of his Constructive Discharge pursuant to Section 3(d), the Employer will pay Phil an amount equal to the sum of his then applicable annual base salary, plus the amount of the most recent performance bonus that the Employer awarded to Phil pursuant to
          Section 2(b) (collectively, the "Severance Payment"); provided, however, that termination of Phil's employment with FirsTech shall not constitute termination of employment for purposes of the right to receive the Severance Payment hereunder. If the effective date of termination occurs before the last day of the then current term, the Severance Payment will also include the value of the contributions that would have been made to Phil or for his benefit under all applicable retirement and other employee benefit plans had he remained in the Employer's employ through the last day of the then current term. The Employer will also continue to provide Phil and his dependents, at the expense of the Employer, with continuing coverage under all existing life, health and disability programs for a period of one (1) year following the effective date of termination, provided that, to the extent Phil paid a portion of the premium for such benefit while employed he shall continue to pay such portion during the period of continuation hereunder and provided further, that if such benefit is subject to the health care continuation rules of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") then any period of continuation hereunder shall be credited against the continuation rights under COBRA and Phil will be required to complete all COBRA election and other forms.

     (ii) Notwithstanding Section 3(h)(i) and in lieu of any payments provided for thereunder, the Employer or its successor will pay Phil an amount equal to two (2) times the Severance Payment if this Agreement is terminated within one year after the occurrence of a Change of Control by Phil pursuant to Sections 3(b), 3(d) or 3(e), or by the Employer or its successor pursuant to Sections 3(b) or 3(c) either in contemplation of a Change of Control or at any time after a Change of Control occurs. In this event, the Employer or its successor will also continue to provide Phil and his dependents, at the expense of the Employer or its successor, with continuing coverage under all existing life, health and disability programs for a period of two (2) years following the effective date of termination, provided that, to the extent Phil paid a portion of the premium for such benefit while employed he shall continue to pay such portion during the period of continuation hereunder. If permitted by the Employer's then-existing group medical insurance policy or program, the Employer shall continue such coverage for six (6) months and the remaining eighteen (18) months shall be provided pursuant to and credited against the health care continuation rights under COBRA and Phil will be required to complete all COBRA election and other forms. If the Employer is not permitted by the Employer's then-existing group medical insurance policy or program to continue such coverage after Phil' termination of employment, then the first eighteen (18) months of continued coverage shall be pursuant to and credited against the health care continuation rights under COBRA and the Employer shall pay Phil six (6) times the monthly amount of the Employer's share of the premium.

     (iii)All payments that become due to Phil under this Section 3(h) will be made in equal monthly installments unless the Employer elects to make those payments in one (1) lump sum. The Employer will be obligated to make all payments that become due to Phil under this Section 3(h) whether or not he obtains other employment following termination or takes steps to mitigate any damages that he claims to have sustained as a result of termination. The payments and other benefits provided for in this Section 3(h) are intended to supplement any compensation or other benefits that have accrued or vested with respect to Phil or for his account as of the effective date of termination.

     (iv) The Employer and Phil intend that no portion of any payment under this Agreement, or payments to or for the benefit of Phil under any other agreement or plan, be deemed to be an "Excess Parachute Payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or its successors. It is agreed that the present value of any payments to or for the benefit of Phil in the nature of compensation, as determined by the legal counsel or certified public accountants for the Employer in accordance with Section 280G(d)(4) of the Code, receipt of which is contingent on the Change of Control of Main Street, and to which Section 280G of the Code applies (in the aggregate "Total Payments"), shall not exceed an amount equal to one dollar less than the maximum amount which the Employer may pay without loss of deduction under Section 280G(a) of the Code.

     (v) The Employer may elect to defer any payments that may become due to Phil under this Section 3(h) if, at the time the payments become due, the Employer is not in compliance with any regulatory-mandated minimum capital requirements or if making the payments would cause the Employer's capital to fall below such minimum capital requirements. In this event, the Employer will resume making the payments as soon as it can do so without violating such minimum capital requirements.

(i) Payment Equalization. If the Employer is paying, or in the case of a lump sum, has paid, Phil a Severance Benefit under Section 3(h), then Phil agrees to not seek or apply for unemployment compensation under the Illinois Unemployment Act 820 ILCS 405/100 et seq. or any other state or federal unemployment compensation law at any time prior to a date following the final payment made hereunder or with respect to the period during which such payments were or were to be made until the final payment is made.

(j) Release. As a condition to the Bank's obligation to pay any Severance Benefit under Section 3(h), Phil agrees that he will execute a general release of the Employer and its affiliates, substantially in the form attached hereto as Exhibit A.

Section 4. Confidentiality. Phil acknowledges that the nature of his employment will require that he produce and have access to records, data, trade secrets and information that are not available to the public regarding Main Street and its subsidiaries and affiliates ("Confidential Information"). Phil will hold in confidence and not directly or indirectly disclose any Confidential Information to third parties unless disclosure becomes reasonably necessary in connection with Phil's performance of his duties hereunder, or the Confidential Information lawfully becomes available to the public from other sources, or he is authorized in writing by Main Street to disclose it, or he is required to make disclosure by a law or pursuant to the authority of any administrative agency or judicial body. All Confidential Information and all other records, files, documents and other materials or copies thereof relating to the business of Main Street or any of its subsidiaries or affiliates that Phil prepares or uses will always be the sole property of Main Street. Phil will promptly return all originals and copies of such Confidential Information and other records, files, documents and other materials to Main Street if his employment with the Bank is terminated for any reason.

Section 5. Non-Competition Covenant.

(a) Restrictive Covenant. The Employer and Phil have jointly reviewed the customer lists and operations of the Employer and agree that the Employer's primary service area for its lending and deposit activities encompasses a fifty (50) mile radius from the Employer's main office in Decatur, Illinois. Phil agrees that, for a period of one (1) year after the termination of this Agreement, he will not, without the Employer's prior written consent, directly or indirectly Compete with the Employer. For the purposes of Section 5(a):

     (i) "Compete" means directly or indirectly owning, managing, operating or controlling a Competitor, or directly or indirectly serving as an employee, officer or director of or a consultant to a Competitor, or soliciting or inducing any employee or agent of the Employer or its affiliates to terminate employment with the Employer or any of its affiliates and become employed by a Competitor.

     (ii) "Competitor" means any person, firm, partnership, corporation, trust or other entity that owns, controls or is a bank, savings and loan association, credit union or similar financial institution (a "Financial Institution") that is physically located and conducts substantial lending and deposit taking activities within a fifty (50) mile radius of the Employer's main office.

(b) Successors. In the event that a successor to Main Street or the Bank succeeds to or assumes the Employer's rights and obligations under this Agreement, Section 5(a) will apply only to the primary service area of the Employer as it existed immediately before the succession or assumption occurred and will not apply to any of the successor's other offices.

(c) Investment Exception. Section 5(a) will not prohibit Phil from directly or indirectly owning or acquiring any capital stock or similar securities that are listed on a securities exchange or quoted on the NASDAQ and do not represent more than five percent (5%) of the outstanding capital stock of any Financial Institution.

(d) Injunctive Relief. Phil agrees that a violation of this Section 5 would result in direct, immediate and irreparable harm to the Employer, and in such event, agrees that the Employer, in addition to its other rights and remedies, would be entitled to injunctive relief enforcing the terms and provisions of this Section 5.

Section 6. Indemnity; Other Protections.

(a) Indemnification. The Employer will indemnify Phil (and, upon his death, his heirs, executors and administrators) to the fullest extent permitted by law against all expenses, including reasonable attorneys' fees, court and investigative costs, judgments, fines and amounts paid in settlement (collectively, "Expenses") reasonably incurred by him in connection with or arising out of any pending, threatened or completed action, suit or proceeding in which he may become involved by reason of his having been an officer or director of the Employer. The indemnification rights provided for herein are not exclusive and will supplement any rights to indemnification that Phil may have under any applicable bylaw or charter provision of Main Street or the Bank, or any resolution of Main Street or the Bank, or any applicable statute.

(b) Advancement of Expenses. In the event that Phil becomes a party, or is threatened to be made a party, to any pending, threatened or completed action, suit or proceeding for which Main Street or the Bank is permitted or required to indemnify him under this Agreement, any applicable bylaw or charter provision of Main Street or the Bank, any resolution of Main Street or the Bank, or any applicable statute, the Employer will, to the fullest extent permitted by law, advance all Expenses incurred by Phil in connection with the investigation, defense, settlement, or appeal of any threatened, pending or completed action, suit or proceeding, subject to receipt by the Employer of a written undertaking from Phil to reimburse the Employer for all Expenses actually paid by the Employer to or on behalf of Phil in the event it shall be ultimately determined that Main Street or the Bank cannot lawfully indemnify Phil for such Expenses, and to assign to the Employer all rights of Phil to indemnification under any policy of directors' and officers' liability insurance to the extent of the amount of Expenses actually paid by the Employer to or on behalf of Phil.

(c) Litigation. Unless precluded by an actual or potential conflict of interest, the Employer will have the right to recommend counsel to Phil to represent him in connection with any claim covered by this Section 6. Further, Phil's choice of counsel, his decision to contest or settle any such claim, and the terms and amount of the settlement of any such claim will be subject to the Employer's prior written approval, which approval shall not be unreasonably withheld by the Employer.

Section 7. General Provisions.

(a) Successors; Assignment. This Agreement will be binding upon and inure to the benefit of Phil, Main Street, the Bank and their respective personal representatives, successors and assigns. For the purposes of this Agreement, any successor or assign of the Employer shall be deemed to be the "Employer." The Employer will require any successor or assign of the Employer or any direct or indirect purchaser or acquiror of all or substantially all of the business, assets or liabilities of the Employer, whether by transfer, purchase, merger, consolidation, stock acquisition or otherwise, to assume and agree in writing to perform this Agreement and the Employer's obligations hereunder in the same manner and to the same extent as the Employer would have been required to perform them if no such transaction had occurred.

(b) Entire Agreement; Survival. This Agreement constitutes the entire agreement between the Phil and the Employer concerning the subject matter hereof, and supersedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral, including not by way of limitation, any prior employment contract. The provisions of this Agreement will be regarded as divisible and separate; if any provision is ever declared invalid or unenforceable, the validity and enforceability of the remaining provisions will not be affected. This Agreement may not be amended or modified except by a writing signed by Phil, Main Street and Bank, and except for the employment obligations set forth in Section 1, all rights and obligations of Phil, Main Street and the Bank hereunder shall survive the termination of this Agreement.

(c) Main Street Rights as Third Party Beneficiary. The Bank and Phil acknowledge that Main Street is a third party beneficiary of certain obligations of Phil under this Agreement, including, not by way of limitations, Phil's obligations to the Bank pursuant to Sections 4 and 5 of this Agreement.

(d) Governing Law and Enforcement. This Agreement will be construed and the legal relations of the parties hereto shall be determined in accordance with the laws of the State of Illinois without reference to the law regarding conflicts of law.

(e) Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted at a location selected by Phil within fifty (50) miles from Champaign, Illinois, in accordance with the rules of the American Arbitration Association.

(f) Legal Fees. All reasonable legal fees paid or incurred in connection with any dispute or question of interpretation relating to this Agreement shall be paid to the party who is successful on the merits by the other party.

(g) Waiver. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party, shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

(h) Notices. Notices pursuant to this Agreement shall be in writing and shall be deemed given when received; and, if mailed, shall be mailed by United States registered or certified mail, return receipt requested, postage prepaid; and if to the Bank, addressed to the principal headquarters of Main Street, attention: President; or, if to Phil, to the address set forth below Phil's signature on this Agreement, or to such other address as the party to be notified shall have given to the other.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FIRST NATIONAL BANK OF DECATUR

By:   /s/ John Luttrell                             /s/ Phillip Wise
------------------------------------               -----------------------------
Chairman                                           PHILLIP WISE


                                                   -----------------------------

                                                   -----------------------------
                                                   Address

MAIN STREET TRUST, INC.


By:  /s/ Gregory B. Lykins
------------------------------------
Vice Chairman


FIRSTECH, INC.

By:   /s/ Howard F. Mooney
------------------------------------
President

                                                                       Exhibit A

                              AGREEMENT AND RELEASE

This Agreement and Release (this "Agreement") is made and entered into as of this _______ day of ___________, ______, by and between _______________________
(hereinafter  referred to as "_____") and  _________________________________,  a
wholly-owned subsidiary of Main Street Trust, Inc., (hereinafter referred to as the "Employer"). In consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

Section 1. Separation. The parties agree that ______'s employment with the Employer shall end effective _________________.

Section 2. Payment and Benefits. In consideration of the promises made in this Agreement, the Employer has agreed to pay ______ the compensation and benefits as provided in the Employment Agreement entered into between _______ and the Employer on ______________________. ______ expressly agrees, understands and acknowledges that the pay provided him under this Section 2 constitutes an amount in excess of that which a separated employee of the Employer would be entitled without entering into this Agreement. ______ acknowledges that the above pay is being provided by the Employer as consideration for ______ entering into this Agreement, including the release of claims and waiver of rights provided in Section 3.

Section 3. Release of Claims and Waiver of Rights. ______, on his own behalf and that of his heirs, executors, attorneys, administrators, successors and assigns, fully releases and discharges the Employer, its predecessors, successors, subsidiaries, affiliates and assigns, and its and their directors, officers, trustees, employees, and agents whether in their individual or official capacities and the current and former trustees or administrators of any retirement or other benefit plan applicable to the employees or former employees of the Employer, in their official and individual capacities from any and all liability, claims and demands, including but not limited to, claims, demands or actions arising under the Employer's policies and procedures, whether formal or informal, United States or State of Illinois Constitutions; the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Illinois Human Rights Act; the Employee Retirement Income Security Act of 1974, as amended; the Age Discrimination in Employment Act; Executive order 11246; and any other federal, state or local statute, ordinance or regulation with respect to employment, and in addition thereto, from any other claims, demands or actions with respect to ______'s employment with the Employer or other association with the Employer through the date of this Agreement, including, but not limited to, the termination of ______'s employment with the Employer, any right of payment for disability or any other statutory or contractual right of payment or any claim for relief on the basis of any alleged tort or breach of contract under the common law of the State of Illinois or any other state, including, but not limited to, defamation, intentional or negligent infliction of emotional distress, breach of the covenant of good faith and fair dealing, promissory estoppel, and negligence. ______ represents that he has not assigned or filed any claim, demand, action or charge against the Employer.

Section 4. Mutual Non-Disparagement. The Employer and ______ agree that, at all times following the signing of this Agreement, they shall not engage in any vilification of the other, and shall refrain from making any false, negative, critical or disparaging statements, implied or expressed, concerning the other, including, but not limited to, management style, methods of doing business, the quality of products and services, role in the community, or treatment of employees. The parties further agree to do nothing that would damage the other's business reputation or good will.

Section 5. Representations by ______. ______ warrants that he is legally competent to execute this Agreement and that he has not relied on any statements or explanations made by the Employer or its attorney. Moreover, ______ hereby acknowledges that he has been afforded the opportunity to be advised by legal counsel regarding the terms of this Agreement, including the release of all claims and waiver of rights set forth in Section 3. ______ acknowledges that he has been offered at least [twenty-one (21)] days to consider this Agreement. After being so advised, and without coercion of any kind, ______ freely, knowingly and voluntarily enters into this Agreement. [______ further acknowledges that he may revoke this Agreement within seven (7) days after he has signed this Agreement and further understands that this Agreement shall not become effective or enforceable until seven (7) days after he has signed this Agreement as evidenced by the date set forth below his signature (the "Effective Date"). Any revocation must be in writing and directed to the Employer, _____________________________, __________, Illinois ___________, Attention:
___________________. If sent by mail, any revocation must be postmarked within the seven (7)-day period and sent by certified mail, return receipt requested.] In addition, ______ represents that he has returned all property of the Employer that is in his possession, custody or control, including all documents, records and tangible that are not publicly available and reflect, refer or relate to the Employer or the Employer's business affairs, operations or customers, and all copies of the foregoing.

Section 6. No Admissions. The Employer denies that it or any of its employees or agents have taken any improper action against ______, and ______ agrees that this Agreement shall not be admissible in any proceeding as evidence of improper action by the Employer or any of their employees or agents.

Section 7. Confidentiality. ______ and the Employer agree to keep the existence and the terms of this Agreement confidential, except for his immediate family members or their legal or tax advisors in connection with services related hereto and except as may be required by law or in connection with the preparation of tax returns.

Section 8. Non-Waiver. The Employer's waiver of a breach of this Agreement by ______ shall not be construed or operate as a waiver of any subsequent breach by
______ of the same or of any other provision of this Agreement.


IN WITNESS WHEREOF, the undersigned have set their hands the day and year set forth below their respective signatures.

By:
     -------------------------------            --------------------------------
                                                [Employee Name]

Title:
         ---------------------------

Date:                                            Date:
       ------------------------------                   ------------------------